UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Box Ships Inc.

(Exact name of Issuer as specified in its charter)

Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(IRS Employer Identification No.)

BOX SHIPS INC. 15 Karamanli Avenue Voula, 11673, Athens, Greece	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	New York Stock Exchange

Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-173280

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the listing of the registrant Box Ships Inc. (the “Company”) on the New York Stock Exchange. The information required by this item is contained under the heading “Description of Capital Stock” in the Registration Statement on Form F-1 (File No. 333-173280). Such information which is contained under the heading “Description of Capital Stock” in the Registration Statement on Form F-1 is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

No.	Exhibit

3.1	Form of Amended and Restated Articles of Incorporation*

3.2	Form of Amended and Restated Bylaws*

4.1	Specimen Common Share certificate*

4.2	Form of Shareholder Rights Agreement, by and between Box Ships Inc. and Computershare Trust Company, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designation of Series A Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights**

*	Filed as exhibits to the Company’s registration statement on Form F-1, filed on April 4, 2011 (Registration No. 333-173280) and incorporated by reference herein.
**	Filed as an exhibit to the Company’s registration statement on Form F-1, filed on April 8, 2011 (Registration No. 333-173280) and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 8, 2011	Box Ships Inc.
By: /s/ Robert Perri
	Name:	Robert Perri
	Title:	Chief Financial Officer